Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-211214) pertaining to the Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan;

(2)	Registration Statement (Form S-3 No. 333-183105) of Ryman Hospitality Properties, Inc.;

(3) Registration Statement (Form S-8 No. 333-136494) pertaining to the Gaylord Entertainment Company 2006 Omnibus Incentive Plan;

(4) Registration Statement (Form S-8 No. 333-174070) pertaining to the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan;

(5) Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan;

of our reports dated February 28, 2017 with respect to the consolidated financial statements and schedule of Ryman Hospitality Properties, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Ryman Hospitality Properties, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 28, 2017